Exhibit 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES

THIRD QUARTER 2009 RESULTS

HORSHAM, PA, November 16, 2009 - NCO Group, Inc. (“NCO” or the “Company”), a leading provider of business process outsourcing services, announced today that for the three months ended September 30, 2009, it reported revenues of $373.7 million, a net loss attributable to NCO of $24.6 million, and EBITDA of $34.0 million. The results for the third quarter of 2009 included a non-cash allowance for impairment of purchased accounts receivable of $13.8 million, $1.9 million of restructuring charges and other nonrecurring charges and net gains of $3.9 million from foreign exchange contracts. This compares to revenues of $381.1 million, a net loss attributable to NCO of $26.5 million, and EBITDA of $16.0 million for the three months ended September 30, 2008. The results for the third quarter of 2008 included a non-cash allowance for impairment of purchased accounts receivable of $32.4 million and $3.4 million of restructuring charges.

NCO is organized into three operating divisions: Accounts Receivable Management (“ARM”), Customer Relationship Management (“CRM”) and Portfolio Management (“PM”). During the third quarter of 2009, both the ARM and CRM divisions operated below their respective revenue and profitability targets. The revenue and profitability shortfalls in ARM were primarily the result of lower than expected collections as a result of the ongoing difficult economic climate, as well as reductions in volumes and average balances from clients. The revenue and profitability shortfalls in CRM were primarily the result of lower than expected volumes from existing clients, due to the impact of the difficult economic climate on their businesses. During the quarter, PM operated below its revenue and profitability targets primarily the result of fewer than expected purchases during the first nine months of 2009 as well as lower than expected collections, which resulted in the impairment charge.

Commenting on the quarter Michael J. Barrist, Chairman and Chief Executive Officer, stated, “I am pleased that during the third quarter we were able to effectively manage our business against a backdrop of continued weakness in consumer activity. During the quarter we continued to focus on operating efficiencies in order to maintain margin while closely communicating with key clients about their outlook on volumes. We believe this process allows us to best position NCO to be the beneficiary of increased opportunities, whether driven by improvements in the economy or our clients moving existing volume to their key partners.”

The Company also announced that it will host an investor conference call on Wednesday, November 18, 2009, at 11:00 a.m., ET, to address the items discussed above in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (866) 388-2676 (domestic callers) or (706) 679-3487 (international callers) and providing the pass code 40404551. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 40404551.

About NCO Group, Inc.

NCO Group, Inc. is a leading global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 100 offices throughout North America, Asia, Europe and Australia.

For further information contact:

NCO Investor Relations

(215) 441-3000

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements as to the impact from economic conditions, statements as to future opportunities, statements as to acquisition integrations and operating efficiencies, statements about expected opportunities in our markets, statements as to trends, statements as to NCO’s or management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks related to the economy, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions, risks related to NCO’s significant level of debt, risks of future impairment charges to our goodwill, intangible assets and purchased accounts receivable, risks related to union organizing efforts at the Company’s facilities, risks related to past and possible future terrorists attacks, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations and other risks detailed from time to time in NCO’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2008, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

NCO GROUP, INC.

Unaudited Selected Financial Data

(in thousands)

Condensed Statements of Operations:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2009(1)	2008 (1)	2009(1)	2008 (1)

Revenues:
Services	$373,948	$382,781	$1,111,830	$1,114,379
Portfolio (2)	(278)	(2,484)	42,227	33,730
Portfolio sales	—	759	361	2,499
Total revenues	373,670	381,056	1,154,418	1,150,608

Operating costs and expenses:
Payroll and related expenses	188,631	218,313	592,318	638,626
Selling, general and admin. expenses	156,167	147,046	436,001	423,483
Depreciation and amortization expense	29,251	31,970	90,952	91,903
Restructuring charges	1,466	3,382	3,246	10,250
	375,515	400,711	1,122,517	1,164,262
(Loss) income from operations	(1,845)	(19,655)	31,901	(13,654)

Other income (expense):
Interest and investment income	461	256	1,397	1,075
Interest expense	(27,196)	(24,982)	(76,980)	(70,392)
Other income (expense)(3)	3,925	(1,891)	7,087	(2,052)
	(22,810)	(26,617)	(68,496)	(71,369)
Loss before income taxes	(24,655)	(46,272)	(36,595)	(85,023)

Income tax expense (benefit)	2,628	(14,171)	(1,056)	(26,174)

Net loss	(27,283)	(32,101)	(35,539)	(58,849)

Less: Net loss attributable to noncontrolling interests	(2,679)	(5,623)	(3,610)	(8,384)

Net loss attributable to NCO Group, Inc.	$(24,604)	$(26,478)	$(31,929)	$(50,465)

Selected Cash Flow Information:

	For the Nine Months Ended
	September 30,
	2009	2008
Net cash provided by operating activities	$93,937	$93,813
Purchases of accounts receivable	47,935	107,795
Purchases of property and equipment	26,279	31,539

Selected Balance Sheet Information:

	As of	As of
	September 30,	December 31,
	2009	2008

Cash and cash equivalents	$50,438	$29,880
Working capital	159,458	151,547
Long-term debt	993,648	1,079,076

NCO GROUP, INC.

Unaudited Selected Segment Financial Data

(in thousands)

	For the Three Months Ended September 30, 2009(1)
				Intercompany
	ARM	CRM	PM	Eliminations		Consolidated

Revenues (2)	$306,918	$85,125	$2,310	$(20,683	)(4)(5)	$373,670

Operating costs and expenses:
Payroll and related expenses	134,730	60,149	776	(7,024	)(5)	188,631
Selling, general and admin. expenses	138,198	17,287	14,341	(13,659	)(4)	156,167
Depreciation and amortization expense	16,919	11,032	1,300	—		29,251
Restructuring charges	1,134	197	135	—		1,466
	290,981	88,665	16,552	(20,683)		375,515

Income (loss) from operations	$15,937	$(3,540)	$(14,242)	$—		$(1,845)

	For the Three Months Ended September 30, 2008 (1)
				Intercompany
	ARM	CRM	PM	Eliminations		Consolidated

Revenues (2)	$315,012	$91,671	$(4,365)	$(21,262	)(4)(5)	$381,056

Operating costs and expenses:
Payroll and related expenses	152,428	64,865	1,949	(929	)(5)	218,313
Selling, general and admin. expenses	130,461	15,795	21,123	(20,333	)(4)	147,046
Depreciation and amortization expense	20,560	10,052	1,358	—		31,970
Restructuring charges	3,016	366	—	—		3,382
	306,465	91,078	24,430	(21,262)		400,711

Income (loss) from operations	$8,547	$593	$(28,795)	$—		$(19,655)

NCO GROUP, INC.

Unaudited EBITDA(6)

(in thousands)

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2009		2008		2009		2008

Net loss attributable to NCO Group, Inc.	$(24,604)		$(26,478)		$(31,929)		$(50,465)
Income tax expense (benefit)	2,628		(14,171)		(1,056)		(26,174)
Interest expense, net	26,735		24,726		75,583		69,317
Depreciation and amortization expense	29,251		31,970		90,952		91,903

EBITDA(6)	$34,010	(1)(2)(3)	$16,047	(1)(2)	$133,550	(1)(2)(3)	$84,581	(1)(2)

(1)

Includes restructuring and other nonrecurring charges of $1.9 million and $3.7 million for the three and nine months ended September 30, 2009, respectively, and $3.4 million and $13.8 million for the three and nine months ended September 30, 2008, respectively.

(2)

Includes $13.8 million and $15.1 million of non-cash allowance for impairments of purchased accounts receivable for the three and nine months ended September 30, 2009, respectively, and $32.4 million and $63.2 million for the three and nine months ended September 30, 2008, respectively.

(3)	Includes net gains from foreign exchange contracts of $3.9 million and $6.7 million for the three and nine months ended September 30, 2009, respectively.
(4)	Represents the elimination of intercompany revenue for services provided by ARM to PM.
(5)	Represents the elimination of intercompany revenue for services provided by CRM to ARM.
(6)

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is presented since certain investors use this as a measurement of the Company’s ability to service its debt. It is not intended to report the Company’s operating results or free cash flow in conformity with accounting principles generally accepted in the United States. EBITDA as presented herein is not necessarily comparable to similarly titled measures of other companies.